PURCHASE AGREEMENT


            This PURCHASE AGREEMENT is made as of this 1st day of November 1994, by and between FORD MOTOR CREDIT COMPANY, a Delaware corporation (the "Seller"), having its principal executive office at The American Road, Dear-born, Michigan 48121, and FORD CREDIT AUTO RECEIVABLES CORPORATION, a Delaware corporation (the "Purchaser"), having its principal executive office at The American Road, Dearborn, Michigan 48121.

            WHEREAS, in the regular course of its business, the Seller purchases certain motor vehicle retail in-stallment sale contracts secured by new and used automo-biles and light duty trucks from motor vehicle dealers.

            WHEREAS, the Seller and the Purchaser wish to set forth the terms pursuant to which the Receivables (as hereinafter defined) are to be sold by the Seller to the Purchaser, which Receivables will be transferred by the Purchaser, pursuant to the Pooling and Servicing Agree-ment (as hereinafter defined) to the Ford Credit 1994-B Grantor Trust to be created thereunder, which Trust will issue certificates representing fractional undivided interests in such Receivables and the other property of the Trust (the "Certificates").

            NOW, THEREFORE, in consideration of the forego-ing, other good and valuable consideration, and the mutual terms and covenants contained herein, the parties hereto agree as follows:


                                   ARTICLE I

                              CERTAIN DEFINITIONS

            Terms not defined in this Agreement shall have the meaning set forth in the Pooling and Servicing Agree-ment. As used in this Agreement, the following terms shall, unless the context otherwise requires, have the following meanings (such meanings to be equally applica-ble to the singular and plural forms of the terms de-fined):

            "Agreement" shall mean this Purchase Agreement and all amendments hereof and supplements hereto.

            "Assignment" shall mean the document of assign-ment attached to this Agreement as Exhibit A.

            "Class A Certificate" shall have the meaning specified in the Pooling and Servicing Agreement.

            "Class B Certificate" shall have the meaning specified in the Pooling and Servicing Agreement.

            "Closing Date" shall mean November 16, 1994.

            "Collections" shall mean all amounts collected by the Servicer (from whatever source) on or with respect to the Receivables.

            "Cut-Off Date" shall mean November 1, 1994.

            "Distribution Date" shall mean, for each Col-lection Period, the 15th day of the following month or, if such fifteenth day is not a Business Day, the next succeeding Business Day.

            "Obligor" shall have the meaning specified in the Pooling and Servicing Agreement.

            "Person" shall have the meaning specified in the Pooling and Servicing Agreement.

            "Pooling and Servicing Agreement" shall mean the Pooling and Servicing Agreement by and among the Seller, as servicer, the Purchaser, as seller, and Chemi-cal Bank, as trustee and as agent for the holders of the Class A Certificates, dated as of November 1, 1994.

            "Prospectus" shall have the meaning assigned to such term in the Underwriting Agreement.

            "Purchaser" shall mean Ford Credit Auto Receiv-ables Corporation, a Delaware corporation, its successors and assigns.

            "Rating Agency" shall mean Moody's Investors
     Service, Inc. and Standard & Poor's Ratings Group or any successors thereto.

            "Receivable" shall mean any retail installment sale contract which appears on Exhibit B hereto and any amendments, modifications or supplements to such retail installment sale contract.

            "Receivable Files" shall have the meaning specified in the Pooling and Servicing Agreement.

            "Receivables Purchase Price" shall mean
     $1,175,002,732.19.

            "Repurchase Event" shall have the meaning specified in Section 6.2 hereof.

            "Schedule of Receivables" shall mean the list of Receivables annexed hereto as Exhibit B.

            "Seller" shall mean Ford Motor Credit Company, a Delaware corporation, its successors and assigns.

            "Servicing Fee" shall have the meaning speci-fied in the Pooling and Servicing Agreement.

            "Trust" shall mean the Ford Credit 1994-A
     Grantor Trust.

            "UCC" shall mean the Uniform Commercial Code, as in effect from time to time in the relevant jurisdic-tions.

            "Underwriting Agreement" shall mean the Under-writing Agreement by and between Goldman, Sachs & Co., as representatives of the several underwriters, and the Purchaser, as seller, dated November 8, 1994.


                                   ARTICLE II

                        PURCHASE AND SALE OF RECEIVABLES

            2.1     Purchase and Sale of Receivables


            On the Closing Date, subject to the terms and conditions of this Agreement, the Seller agrees to sell to the Purchaser, and the Purchaser agrees to purchase from the Seller, the Receivables and the other property relating thereto (as defined below).

            (a)     Sale of Receivables.  On the Closing
     Date and simultaneously with the transactions pursuant to the Pooling and Servicing Agreement, the Seller shall sell, transfer, assign and otherwise convey to the Pur-chaser, without recourse, all right, title and interest of the Seller, whether now owned or hereafter acquired, in and to the following: (i) the Receivables, and all monies paid thereon and due thereon on or after the Cut-Off Date (including any monies received prior to the Cut-Off Date that are due on or after the Cut-Off Date and were not used to reduce the principal balance of the Receivable); (ii) the security interests in the Financed Vehicles granted by Obligors pursuant to the Receivables;
     (iii) any proceeds from claims on any physical damage, credit life, credit disability, or other insurance poli-cies covering Financed Vehicles or Obligors; (iv) Dealer Recourse; (v) rebates of premiums and other amounts relating to insurance policies and other items financed under the Receivables in effect as of the Cut-Off Date; and (vi) the proceeds of any and all of the foregoing.

            (b)     Receivables Purchase Price.  In
     consideration for the Receivables and other properties described in Section 2.1(a), the Purchaser shall, on the Closing Date, pay to the Seller the Receivables Purchase Price. An amount equal to 93.25602% of the Receivables Purchase Price shall be paid to the Seller in cash. The remaining 6.74398% of the Receivables Purchase Price shall be deemed paid and returned to the Purchaser and be considered a contribution to capital. The portion of the Receivables Purchase Price to be paid in cash shall be by federal wire transfer (same day) funds.

            2.2 The Closing. The sale and purchase of the Receivables shall take place at a closing (the "Closing") at the offices of Skadden, Arps, Slate, Meagher & Flom, 919 Third Avenue, New York, New York 10022 on the Closing Date, simultaneously with the closings under: (a) the Pooling and Servicing Agreement pursuant to which (i) the Purchaser will assign all of its right, title and inter-ests in and to the Receivables and other property to the Trustee for the benefit of the Certificateholders; and
     (ii) the Purchaser will deposit the foregoing into the Trust in exchange for the Class A Certificates and Class B Certificates; and (b) the Underwriting Agreement, pursuant to which the Purchaser will sell to the under-writers named therein (the "Underwriters") the Class A Certificates.


                                  ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

            3.1 Warranties of the Purchaser. The Purchas-er hereby represents and warrants to the Seller as of the date hereof and as of the Closing Date:

            (a) Organization, etc. The Purchaser has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, and has full corporate power and authority to execute and deliver this Agreement and to perform the terms and provisions hereof and thereof.

            (b)     Due Authorization and No Violation.
     This Agreement has been duly authorized, executed and delivered by the Purchaser, and is the valid, binding and enforceable obligation of the Purchaser except as the same may be limited by insolvency, bankruptcy, reorgani-zation or other laws relating to or affecting the en-forcement of creditors' rights or by general equity principles. The consummation of the transactions contem-plated by this Agreement, and the fulfillment of the terms thereof, will not conflict with or result in a breach of any of the terms or provisions of, or consti-tute a default under (in each case material to the Pur-chaser), or result in the creation or imposition of any lien, charge or encumbrance (in each case material to the Purchaser) upon any of the property or assets of the Purchaser pursuant to the terms of, any indenture, mort-gage, deed of trust, loan agreement, guarantee, lease financing agreement or similar agreement or instrument under which the Purchaser is a debtor or guarantor, nor will such action result in any violation of the provi-sions of the Certificate of Incorporation or the By-laws of the Purchaser.

            (c)     No Litigation.  No legal or govern-
     mental proceedings are pending to which the Purchaser is a party or of which any property of the Purchaser is the subject, and no such proceedings are threatened or con-templated by governmental authorities or threatened by others, other than such proceedings which will not have a material adverse effect upon the general affairs, finan-cial position, net worth or results of operations (on an annual basis) of the Purchaser and will not materially and adversely affect the performance by the Purchaser of its obligations under, or the validity and enforceability of this Agreement.

            3.2     Representations and Warranties of the
     Seller.

            (a)     The Seller hereby represents and
     warrants to the Purchaser as of the date hereof and as of the Closing Date:

            (i)     Organization, etc.  The Seller
            has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, and is duly qualified to transact business and is in good standing in each jurisdiction in the United States of America in which the conduct of its business or the ownership of its property requires such qualification.

            (ii)    Power and Authority.  The Seller
            has full power and authority to sell and assign the property sold and assigned to the Purchaser hereun-der and has duly authorized such sale and assignment to the Purchaser by all necessary corporate action. This Agreement has been duly authorized, executed and delivered by the Seller and shall constitute the legal, valid and binding obligation of the Seller except as the same may be limited by insolvency, bankruptcy, reorganization or other laws relating to or affecting the enforcement of creditors' rights or by general equity principles.

            (iii)   No Violation.  The consum-
            mation of the transactions contemplated by this Agreement, and the fulfillment of the terms thereof, will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under (in each case material to the Seller and its subsidiaries considered as a whole), or result in the creation or imposition of any lien, charge or encumbrance (in each case material to the Seller and its subsidiaries considered as a whole) upon any of the property or assets of the Seller pursuant to the terms of, any indenture, mortgage, deed of trust, loan agreement, guarantee, lease financing agreement or similar agreement or instru-ment under which the Seller is a debtor or guaran-tor, nor will such action result in any violation of the provisions of the Certificate of Incorporation or the By-Laws of the Seller.

            (iv)    No Proceedings.  No legal or
            governmental proceedings are pending to which the Seller is a party or of which any property of the Seller is the subject, and no such proceedings are threatened or contemplated by governmental authori-ties or threatened by others, other than such pro-ceedings which will not have a material adverse effect upon the general affairs, financial position, net worth or results of operations (on an annual basis) of the Seller and its subsidiaries considered as a whole and will not materially and adversely affect the performance by the Seller of its obliga-tions under, or the validity and enforceability of, this Agreement.

            (b) The Seller makes the following repre-sentations and warranties as to the Receivables on which the Purchaser relies in accepting the Receivables. Such representations and warranties speak as of the execution and delivery of this Agreement, but shall survive the sale, transfer, and assignment of the Receivables to the Purchaser and the subsequent assignment and transfer pursuant to the Pooling and Servicing Agreement:

            (i)     Characteristics of Receivables.
            Each Receivable (a) shall have been originated in the United States of America by a Dealer for the retail sale of a Financed Vehicle in the ordinary course of such Dealer's business, shall have been fully and properly executed by the parties thereto, shall have been purchased by the Seller from such Dealer under an existing dealer agreement with the Seller, shall have been validly assigned by such Dealer to the Seller, (b) shall have created or shall create a valid, subsisting, and enforceable first priority security interest in favor of the Seller in the Financed Vehicle, which security interest shall be assignable by the Seller to the Purchaser, (c) shall contain customary and enforce-able provisions such that the rights and remedies of the holder thereof shall be adequate for realization against the collateral of the benefits of the secu-rity, (d) shall provide for level monthly payments (provided that the payment in the first or last month in the life of the Receivable may be minimally different from the level payment) that fully amor-tize the Amount Financed by maturity and yield interest at the Annual Percentage Rate, and (e) shall provide for, in the event that such contract is prepaid, a prepayment that fully pays the Princi-pal Balance.

            (ii)    Schedule of Receivables.  The
            information set forth in Exhibit B to this Agreement shall be true and correct in all material respects as of the opening of business on the Cut-Off Date, and no selection procedures believed to be adverse to the Certificateholders shall have been utilized in selecting the Receivables from those receivables which meet the criteria contained herein. The computer tape regarding the Receivables made avail-able to the Purchaser and its assigns is true and correct in all respects.

            (iii)   Compliance with Law.  Each
            Receivable and the sale of the Financed Vehicle shall have complied at the time it was originated or made and at the execution of this Agreement shall comply in all material respects with all require-ments of applicable federal, State, and local laws, and regulations thereunder, including, without limitation, usury laws, the Federal Truth-in-Lending Act, the Equal Credit Opportunity Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Federal Trade Commission Act, the Magnuson-Moss Warranty Act, the Federal Reserve Board's Regulations B and Z, and State adaptations of the National Consumer Act and of the Uniform Consumer Credit Code, and other consumer credit laws and equal credit opportunity and disclosure laws.

            (iv)    Binding Obligation.  Each Re-
            ceivable shall represent the genuine, legal, valid, and binding payment obligation in writing of the Obligor, enforceable by the holder thereof in accor-dance with its terms subject to the effect of bank-ruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditors' rights generally.

            (v)     No Government Obligor.  None of
            the Receivables shall be due from the United States of America or any State or from any agency, depart-ment, or instrumentality of the United States of America or any State.

            (vi)    Security Interest in Financed
            Vehicle. Immediately prior to the sale, assignment, and transfer thereof, each Receivable shall be secured by a validly perfected first security inter-est in the Financed Vehicle in favor of the Seller as secured party or all necessary and appropriate actions shall have been commenced that would result in the valid perfection of a first security interest in the Financed Vehicle in favor of the Seller as secured party.

            (vii)  Receivables in Force.  No Re-
            ceivable shall have been satisfied, subordinated, or rescinded, nor shall any Financed Vehicle have been released from the lien granted by the related Re-ceivable in whole or in part.

            (viii)  No Waiver.  No provision of a
            Receivable shall have been waived.

            (ix)    No Defenses.  No right of re-
            scission, setoff, counterclaim, or defense shall have been asserted or threatened with respect to any Receivable.

            (x)     No Liens.  To the best of the
            Seller's knowledge, no liens or claims shall have been filed for work, labor, or materials relating to a Financed Vehicle that shall be liens prior to, or equal or coordinate with, the security interest in the Financed Vehicle granted by the Receivable.

            (xi)    No Default.  Except for payment
            defaults continuing for a period of not more than thirty days as of the Cut-Off Date, no default, breach, violation, or event permitting acceleration under the terms of any Receivable shall have oc-curred; and no continuing condition that with notice or the lapse of time would constitute a default, breach, violation, or event permitting acceleration under the terms of any Receivable shall have arisen; and the Seller shall not waive any of the foregoing.

            (xii)  Insurance.  The Seller, in
            accordance with its customary procedures, shall have determined that the Obligor has obtained or agreed to obtain physical damage insurance covering the Financed Vehicle.

            (xiii)  Title.  It is the intention
            of the Seller that the transfer and assignment herein contemplated constitute a sale of the Receiv-ables from the Seller to the Purchaser and that the beneficial interest in and title to the Receivables not be part of the Seller's estate in the event of the filing of a bankruptcy petition by or against the Seller under any bankruptcy law. No Receivable has been sold, transferred, assigned, or pledged by the Seller to any Person other than the Purchaser. Immediately prior to the transfer and assignment herein contemplated, the Seller had good and market-able title to each Receivable free and clear of all Liens, encumbrances, security interests, and rights of others and, immediately upon the transfer there-of, the Purchaser shall have good and marketable title to each Receivable, free and clear of all Liens, encumbrances, security interests, and rights of others; and the transfer has been perfected under the UCC.

            (xiv)  Valid Assignment.  No Receiv-
            able shall have been originated in, or shall be subject to the laws of, any jurisdiction under which the sale, transfer, and assignment of such Receiv-able under this Agreement shall be unlawful, void, or voidable. The Seller has not entered into any agreement with any account debtor that prohibits, restricts or conditions the Assignment of any por-tion of the Receivables.

            (xv)    All Filings Made.  All filings
            (including, without limitation, UCC filings) neces-sary in any jurisdiction to give the Purchaser a first perfected ownership interest in the Receiv-ables shall have been made.

            (xvi)  One Original.  There shall be
            only one original executed copy of each Receivable.

            (xvii)  New and Used Vehicles.  Ap-
            proximately 97.9% of the aggregate Principal Balance of the Receivables, constituting 97.1% of the Receiv-ables, as of the Cutoff Date, represent vehicles financed at new vehicle rates, and the remainder of the Receivables represent vehicles financed at used vehicle rates;

            (xviii)  Origination.  Each Receiv-
            able shall have an origination date on or after November 1, 1993;

            (xix)  Maturity of Receivables.  Each
            Receivable shall have an original maturity of not greater than 60 months;

            (xx)    Minimum Annual Percentage Rate.
            Each Receivable shall have an Annual Percentage Rate equal to or greater than 8.8%;

            (xxi)  Scheduled Payments.  Each Re-
            ceivable shall have a first Scheduled Payment due on or prior to November 30, 1994 and no Receivable shall have a payment that is more than 30 days overdue as of the Cut-Off Date;

            (xxii)  Location of Receivable Files.
            The Receivable Files shall be kept at one or more of the locations listed in Schedule A hereto; and

            (xxiii)  No Extensions.  The number
            of Scheduled Payments shall not have been extended on any Receivable on or before the Cut-Off Date.

            (xxiv)  Other Data.  The numerical
            data relating to the characteristics of the Receiv-ables contained in the Prospectus are true and cor-rect in all material respects.

            (xxv)  Chattel Paper.  Each Receiv-
            able constitutes "chattel paper" as defined in the UCC.

            (xxvi)  No Simple Interest Receiv-
            ables.  None of the Receivables are Simple Interest
            Receivables.

            (xxvii)  Agreement.  The representa-
            tions and warranties in this Agreement shall be true.


                                   ARTICLE IV

                                   CONDITIONS

            4.1     Conditions to Obligation of the Purchaser.
     The obligation of the Purchaser to purchase the Receiv-ables is subject to the satisfaction of the following conditions:

            (a)     Representations and Warranties True.
     The representations and warranties of the Seller hereun-der shall be true and correct on the Closing Date with the same effect as if then made, and the Seller shall have performed all obligations to be performed by it hereunder on or prior to the Closing Date.

            (b)     Computer Files Marked.  The Seller
     shall, at its own expense, on or prior to the Closing Date, indicate in its computer files that the Receivables have been sold to the Purchaser pursuant to this Agree-ment and deliver to the Purchaser the Schedule of Receiv-ables certified by an officer of the Seller to be true, correct and complete.

            (c)     Documents to be delivered by the
     Seller at the Closing.

            (i)     The Assignment.  At the Closing,
            the Seller will execute and deliver the Assignment.
            The Assignment shall be substantially in the form of Exhibit A hereto.

            (ii)    Evidence of UCC Filing.  On or
            prior to the Closing Date, the Seller shall record and file, at its own expense, a UCC-1 financing statement in each jurisdiction in which required by applicable law, executed by the Seller, as seller or debtor, and naming the Purchaser, as purchaser or secured party, naming the Receivables and the other property conveyed hereunder as collateral, meeting the requirements of the laws of each such juris-diction and in such manner as is necessary to per-fect the sale, transfer, assignment and conveyance of such Receivables to the Purchaser. The Seller shall deliver a file-stamped copy, or other evidence satisfactory to the Purchaser of such filing, to the Purchaser on or prior to the Closing Date.

            (iii)   Other Documents.  Such
            other documents as the Purchaser may reasonably request.

            (d)     Other Transactions.  The transactions
     contemplated by the Pooling and Servicing Agreement shall be consummated on the Closing Date.

            4.2     Conditions to Obligation of the Seller.
     The obligation of the Seller to sell the Receivables to the Purchaser is subject to the satisfaction of the following conditions:

            (a)     Representations and Warranties True.
     The representations and warranties of the Purchaser hereunder shall be true and correct on the Closing Date with the same effect as if then made, and the Purchaser shall have performed all obligations to be performed by it hereunder on or prior to the Closing Date.

     (b)     Receivables Purchase Price.  At the
     Closing Date, the Purchaser will deliver to the Seller the Receivables Purchase Price, as provided in Section
     2.1(b).
                                   ARTICLE V

                            COVENANTS OF THE SELLER

            The Seller covenants and agrees with the Purchaser as follows, provided, however, that to the extent that any provision of this ARTICLE V conflicts with any provision of the Pooling and Servicing Agreement, the Pooling and Servicing Agreement shall govern:

            5.1     Protection of Right, Title and Interest.

            (a)     The Seller shall execute and file
     such financing statements and cause to be executed and filed such continuation statements, all in such manner and in such places as may be required by law fully to preserve, maintain, and protect the interest of the Purchaser in the Receivables and in the proceeds thereof. The Seller shall deliver (or cause to be delivered) to the Purchaser file-stamped copies of, or filing receipts for, any document filed as provided above, as soon as available following such filing.

            (b) The Seller shall not change its name, identity, or corporate structure in any manner that would, could, or might make any financing statement or continuation statement filed by the Seller in accordance with paragraph (a) above seriously misleading within the meaning of Section 9-402(7) of the UCC, unless it shall have given the Purchaser at least five days' prior written notice thereof and shall have promptly filed appropriate amendments to all previously filed financing statements or continuation statements.

            (c)     The Seller shall give the Purchaser
     at least 60 days' prior written notice of any relocation of its principal executive office if, as a result of such relocation, the applicable provisions of the UCC would require the filing of any amendment of any previously filed financing or continuation statement or of any new financing statement and shall promptly file any such amendment. The Seller shall at all times maintain each office from which it shall service Receivables, and its principal executive office, within the United States of America.

            (d)     The Seller shall maintain accounts
     and records as to each Receivable accurately and in sufficient detail to permit the reader thereof to know at any time the status of such Receivable, including pay-ments and recoveries made and payments owing (and the nature of each).

            (e)     The Seller shall maintain its comput-
     er systems so that, from and after the time of sale hereunder of the Receivables to the Purchaser, the Seller's master computer records (including any back-up archives) that refer to a Receivable shall indicate clearly the interest of the Purchaser in such Receivable and that such Receivable is owned by the Purchaser. Indication of the Purchaser's ownership of a Receivable shall be deleted from or modified on the Seller's comput-er systems when, and only when, the Receivable shall have been paid in full or repurchased.

            (f)     If at any time the Seller shall
     propose to sell, grant a security interest in, or other-wise transfer any interest in automotive receivables to any prospective purchaser, lender, or other transferee, the Seller shall give to such prospective purchaser, lender, or other transferee computer tapes, records, or print-outs (including any restored from back-up archives) that, if they shall refer in any manner whatsoever to any Receivable, shall indicate clearly that such Receivable has been sold and is owned by the Purchaser.

            (g)     The Seller shall permit the Purchaser
     and its agents at any time during normal business hours to inspect, audit, and make copies of and abstracts from the Seller's records regarding any Receivable.

            (h)     Upon request, the Seller shall fur-
     nish to the Purchaser, within twenty Business Days, a list of all Receivables (by contract number and name of Obligor) then owned by the Purchaser, together with a reconciliation of such list to the Schedule of Receiv-ables.

            5.2 Other Liens or Interests. Except for the conveyances hereunder and pursuant to the Pooling and Servicing Agreement, the Seller will not sell, pledge, assign or transfer any Receivable to any other Person, or grant, create, incur, assume or suffer to exist any Lien on any interest therein, and the Seller shall defend the right, title, and interest of the Purchaser in, to and under such Receivables against all claims of third parties claiming through or under the Seller; provided, however, that the Seller's obligations under this
     Section 5.2 shall terminate upon the termination of the Trust pursuant to the Pooling and Servicing Agreement.

            5.3 Costs and Expenses. The Seller agrees to pay all reasonable costs and disbursements in connection with the perfection, as against all third parties, of the Purchaser's right, title and interest in and to the - Receivables.

            5.4     Indemnification.

            (a)     The Seller shall defend, indemnify,
     and hold harmless the Purchaser from and against any and all costs, expenses, losses, damages, claims, and liabil-ities, arising out of or resulting from the failure of a Receivable to be originated in compliance with all re-quirements of law and for any breach of any of the Seller's representations and warranties contained herein.

            (b)     The Seller shall defend, indemnify,
     and hold harmless the Purchaser from and against any and all costs, expenses, losses, damages, claims, and liabil-ities, arising out of or resulting from the use, owner-ship, or operation by the Seller or any affiliate thereof of a Financed Vehicle.

            (c)     The Seller shall defend, indemnify,
     and hold harmless the Purchaser from and against any and all taxes that may at any time be asserted against the Purchaser with respect to the transactions contemplated herein, including, without limitation, any sales, gross receipts, general corporation, tangible personal proper-ty, privilege, or license taxes and costs and expenses in defending against the same.

            (d)     The Seller shall defend, indemnify,
     and hold harmless the Purchaser from and against any and all costs, expenses, losses, claims, damages, and liabil-ities to the extent that such cost, expense, loss, claim, damage, or liability arose out of, or was imposed upon the Purchaser through, the negligence, willful misfea-sance, or bad faith of the Seller in the performance of its duties under this Agreement or by reason of reckless disregard of the Seller's obligations and duties under the Agreement.

            (e)     The Seller shall defend, indemnify,
     and hold harmless the Purchaser from and against all costs, expenses, losses, claims, damages, and liabilities arising out of or incurred in connection with the accep-tance or performance of the Seller's trusts and duties as

     Servicer under the Pooling and Servicing Agreement, except to the extent that such cost, expense, loss, claim, damage, or liability shall be due to the willful misfeasance, bad faith, or negligence (except for errors in judgment) of the Purchaser.

            These indemnity obligations shall be in addi-tion to any obligation that the Seller may otherwise have.

            5.5 Sale. Seller agrees to treat this convey-ance for all purposes (including without limitation tax and financial accounting purposes) as a sale on all relevant books, records, tax returns, financial state-ments and other applicable documents.

                                   ARTICLE VI

                            MISCELLANEOUS PROVISIONS

            6.1 Obligations of Seller. The obligations of the Seller under this Agreement shall not be affected by reason of any invalidity, illegality or irregularity of any Receivable.

            6.2 Repurchase Events. The Seller hereby covenants and agrees with the Purchaser for the benefit of the Purchaser, the Trustee and the Certificateholders, that the occurrence of a breach of any of the Seller's representations and warranties contained in Section 3.2(b) hereof shall constitute events obligating the Seller to repurchase Receivables hereunder ("Repurchase Events"), at the Purchase Amount from the Purchaser or from the Trust. The repurchase obligation of the Seller shall constitute the sole remedy to the Certificatehold-ers, or to the Trustee, or to the Purchaser against the Seller with respect to any Repurchase Event.

            6.3 Seller's Assignment of Purchased Receiv-ables. With respect to all Receivables repurchased by the Seller pursuant to this Agreement, the Purchaser shall assign, without recourse, representation or warran-ty, to the Seller all the Purchaser's right, title and interest in and to such Receivables, and all security and documents relating thereto.

            6.4 Trust. The Seller acknowledges that: the Purchaser will, pursuant to the Pooling and Servicing Agreement, sell the Receivables to the Trust and assign its rights under this Agreement to the Trustee for the benefit of the Certificateholders, and that the represen-tations and warranties contained in this Agreement and the rights of the Purchaser under Sections 6.2 and 6.3 hereof are intended to benefit such Trust and any Certif-icateholder. The Seller hereby consents to such sales and assignments.

            6.5 Amendment. This Agreement may be amended from time to time by a written amendment duly executed and delivered by the Seller and the Purchaser; provided, however, that any such amendment that materially adverse-ly affects the rights of the Certificateholders under the Pooling and Servicing Agreement must be consented to by the Holders of 51% of the Class A Certificate Balance and 51% of the Class B Certificate Balance.

            6.6     Accountants' Letters.

            (a) Coopers & Lybrand L.L.P. will review the characteristics of the Receivables described in the Schedule of Receivables set forth as Exhibit B hereto and will compare those characteristics to the information with respect to the Receivables contained in the Prospec-tus.

            (b)  Seller will cooperate with the Pur-
     chaser and Coopers & Lybrand L.L.P. in making available all information and taking all steps reasonably necessary to permit such accountants to complete the review set forth in Section 6.6(a) above and to deliver the letters re-quired of them under the Underwriting Agreement.

            (c) Coopers & Lybrand L.L.P. will deliver to the Purchaser a letter, dated the date of the Prospectus, in the form previously agreed to by the Seller and the Purchaser, with respect to the financial and statistical information contained in the Prospectus under the caption "Delinquencies, Repossessions and Net Losses" and with respect to such other information as may be agreed in the form of letter.

            6.7 Waivers. No failure or delay on the part of the Purchaser in exercising any power, right or remedy under this Agreement or the Assignment shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy preclude any other or further exercise thereof or the exercise of any other power, right or remedy.

            6.8 Notices. All communications and notices pursuant hereto to either party shall be in writing or by telegraph or telex and addressed or delivered to it at its address (or in case of telex, at its telex number at such address) shown in the opening portion of this Agree-ment or at such other address as may be designated by it by notice to the other party and, if mailed or sent by telegraph or telex, shall be deemed given when mailed, communicated to the telegraph office or transmitted by telex.

            6.9 Costs and Expenses. The Seller will pay all expenses incident to the performance of its obliga-tions under this Agreement and the Seller agrees to pay all reasonable out-of-pocket costs and expenses of the Purchaser, excluding fees and expenses of counsel, in connection with the perfection as against third parties of the Purchaser's right, title and interest in and to the Receivables and the enforcement of any obligation of the Seller hereunder.

            6.10 Representations to the Seller. The re-spective agreements, representations, warranties and other statements by the Seller and the Purchaser set forth in or made pursuant to this Agreement shall remain in full force and effect and will survive the closing under Section 2.2 hereof.

            6.11 Confidential Information. The Purchaser agrees that it will neither use nor disclose to any person the names and addresses of the Obligors, except in connection with the enforcement of the Purchaser's rights hereunder, under the Receivables, under any Pooling and Servicing Agreement or as required by law.

            6.12 Headings and Cross-References. The vari-ous headings in this Agreement are included for conve-nience only and shall not affect the meaning or interpre-tation of any provision of this Agreement. References in this Agreement to Section names or numbers are to such Sections of this Agreement.

            6.13    GOVERNING LAW.  THIS AGREEMENT AND THE
     ASSIGNMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCOR-
     DANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK.

            6.14    Counterparts.  This Agreement may be
     executed in two or more counterparts and by different parties on separate counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.

            IN WITNESS WHEREOF, the parties hereby have caused this Purchase Agreement to be executed by their respective officers thereunto duly authorized as of the date and year first above written.


            FORD MOTOR CREDIT COMPANY


            By: ----------------------
            Name:
            Title:


            FORD CREDIT AUTO RECEIVABLES
              CORPORATION

            By: ----------------------
            Name:
            Title:

Exhibit A


                          ASSIGNMENT


            For value received, in accordance with the Pur-chase Agreement dated as of November 1, 1994, between the undersigned and FORD CREDIT AUTO RECEIVABLES CORPORATION (the "Purchaser") (the "Purchase Agreement"), the under-signed does hereby sell, assign, transfer and otherwise convey unto the Purchaser, without recourse, all right, title and interest of the undersigned, whether now owned or hereafter acquired, in and to the following: (i) the Receivables, and all monies paid thereon and due thereon on or after the Cut-Off Date (including any monies re-ceived prior to the Cut-Off Date that are due on or after the Cut-Off Date and were not used to reduce the princi-pal balance of the Receivables); (ii) the security inter-ests in the Financed Vehicles granted by Obligors pursu-ant to the Receivables; (iii) any proceeds from claims on any physical damage, credit life, credit disability, or other insurance policies covering Financed Vehicles or Obligors; (iv) Dealer Recourse; (v) rebates of premiums and other amounts relating to insurance policies and other items financed under the Receivables in effect as of the Cut-Off Date; and (vi) the proceeds of any and all of the foregoing. The foregoing sale does not constitute and is not intended to result in any assumption by the Purchaser of any obligation of the undersigned to the Obligors, insurers or any other person in connection with the Receivables, Receivable Files, any insurance policies or any agreement or instrument relating to any of them.

            This Assignment is made pursuant to and upon the representations, warranties and agreements on the part of the undersigned contained in the Purchase Agree-ment and is to be governed by the Purchase Agreement.

            Capitalized terms used herein and not otherwise defined shall have the meaning assigned to them in the Purchase Agreement.

            IN WITNESS WHEREOF, the undersigned has caused this Assignment to be duly executed as of November 1, 1994.


                                    FORD MOTOR CREDIT COMPANY



                                     By: -----------------------
                                         Name:
                                         Title:

Exhibit B

                            Schedule of Receivables


                             DELIVERED TO PURCHASER

                                   AT CLOSING

                                  Schedule A

                          Location of Receivable Files


     Indianapolis
     5875 Castle Creek Pkwy. North Drive
     Suite 240
     Indianapolis, IN  46250-4308

     Detroit-North
     580 Kirts Boulevard
     Suite 300
     Troy, MI  48084

     Chicago-North
     9700 Higgins Road
     Suite 720
     Rosemont, IL  60018

     Ohio South
     9797 Springboro Pike
     Suite 302
     Miamisburg, OH  45343

     Detroit/West
     One ParkLane Blvd.
     Suite 405E
     Dearborn, MI  48126

     Chicago South
     900 Frontage Road (South)
     Suite 310
     Woodridge, IL  60517

     Grand Rapids
     3001 Fuller Ave. N.E.
     Grand Rapids, MI  49505

     Chicago - East
     One River Place, Suite A
     Lansing, IL  60438

     Akron
     3560 W. Market St.
     Suite 105
     Fairlawn, OH  44333-2600

     Louisville
     502 Executive Park
     Louisville, KY  40207

     Milwaukee
     10850 W. Park Place
     Suite 110
     Milwaukee, WI  53224

     Chicago West
     2500 W. Higgins Rd.
     Suite 280
     Hoffman Estates, IL  60195-2008

     Saginaw
     4901 Towne Centre Rd.
     Suite 200
     Saginaw, MI  48605

     Findlay
     3500 North Main Street
     Findlay, OH  45840-1447

     Cleveland
     5700 Lombardo Centre
     Suite 101
     Seven Hills, OH  44131-2581

     Philadelphia
     Bay Colony Executive Park
     575 E. Swedesford
     Suite 100
     Wayne, PA  19406

     New Jersey South
     5000 Dearborn Circle
     Suite 200
     Mt. Laurel, NJ  08054

     Baltimore-West
     1829 Reistertown Road
     Baltimore, MD  21208-8861

     Long Island
     972 Brush Hollow Road
     5th Floor
     Westbury, NY  11590

     Washington, D.C.
     2440 Research Blvd.
     Suite 150
     Rockville, MD  20850-3293

     New Haven
     116 Washington Ave.
     Floor #4
     North Haven, CT  06473

     Norfolk
     Greenbrier Pointe
     1401 Greenbrier Pkwy.
     Suite 350
     Chesapeake, VA  23320

     New Jersey North
     103 Eisenhower Parkway
     Roseland, NJ  07068-1069

     Pittsburgh
     1910 Cochran Rd.
     Manor Oak Two
     Suite 285
     Pittsburgh, PA  15220

     Richmond
     10710 Midlothian Turnpike
     Suite 306
     Richmond, VA  23235

     Syracuse
     5788 Widewaters Pkwy.
     DeWitt, NY  13214

     Westchester
     660 White Plains Road
     Tarrytown, NY  10591-0010

     Mobile
     1201 Montlimar Dr.
     Suite 700
     Mobile, AL  36609

     Birmingham
     3535 Grandview Parkway
     Suite 340
     Birmingham, AL  35243

     Orlando
     2600 Lake Lucien Drive
     Suite 306, The Forum Bldg.
     Maitland, FL  32751

     Memphis
     6555 Quince Road
     Suite 300
     Memphis, TN  38119

     Atlanta - North
     North Park Town Center
     1000 Abernathy Rd. N.E.
     Bldg. 400, Suite 180
     Atlanta, GA  30328

     Greensboro
     1500 Pinecroft Rd.
     Suite 220
     Greensboro, NC  27407

     Charlotte
     5832 Farm Pond Lane
     Suite 200
     Charlotte, NC  28212

     Jacksonville
     9485 Regency Square Boulevard
     Jacksonville, FL  32225

     Jackson
     Highland Village Center
     4500 I-55 North
     Suite 292
     Jackson, MS  39211

     Columbia
     250 Berryhill Road
     Suite 201
     Columbia, SC  29210

     Miami
     6303 Blue Lagoon Drive
     Suite 200
     Miami, FL  33126

     Dothan
     3160 West Main Street
     Suite 1
     Dothan, AL  36301-1180

     Nashville
     565 Marriott Drive
     Suite 190, Highland Ridge
     Nashville, TN  37210

     Raleigh
     3651 Trust Drive
     Raleigh, NC  27604

     Tampa
     2502 Rocky Point Dr.
     Suite 150, Lincoln Pointe
     Tampa, FL  33607

     Odessa
     Ashford Park Office Center
     Suite 201A
     2626 John Ben Sheppard Parkway
     Odessa, TX  79762

     Lubbock
     Suite 200
     4010 82nd Street
     Lubbock, TX  79424

     Dallas
     801 E. Campbell Road
     Suite 600, Campbell Forum
     Richardson, TX  75081

     Austin
     1701 Directors Blvd.
     Suite 320
     Austin, TX  78744

     Fort Worth
     2350 W. Airport Hwy.
     Suite 400, Center Park Tower
     Bedford, TX  76022

     Beaumont
     2615 Calder
     Suite 715
     Beaumont, TX  77702

     Houston-West
     820 Gessner
     Suite 700
     Houston, TX  77024

     Harlingen
     1916 East Harrison
     Harlingen, TX  78550

     Corpus Christi
     5350 South Staples
     Suite 225
     Corpus Christi, TX  78411

     Little Rock
     1701 Centerview Dr.
     Suite 201
     Little Rock, AR  72211

     Amarillo
     1616 S. Kentucky
     Suite 130  Bldg. D
     Amarillo, TX  79102

     El Paso
     1200 Golden Key Circle
     Suite 104
     El Paso, TX  79925

     Albuquerque
     6100 Uptown Blvd., NE
     Suite 300
     Albuquerque, NM  87110

     Houston-North
     363 N. Sam Houston Pkwy. E.
     Suite 700
     Houston, TX  77760

     San Antonio
     1600 N.E. Loop 410
     Suite 200
     San Antonio, TX  78209

     Tulsa
     9820 East 41st St.
     Suite 300
     Tulsa, OK  74145

     Minneapolis
     11095 Viking Drive
     Suite 308, One Southwest Crossing
     Eden Prairie, MN  55344-7290

     Wichita
     7570 West 21st Street
     Wichita, KS  67212

     St. Louis
     4227 Earth City Exp.
     Suite 100
     Earth City, MO  63045

     Jefferson City
     210 Prodo Drive
     Jefferson City, MO  65109

     Kansas City
     8001 College Blvd.
     Suite 110
     Overland Park, MO  66210-1800

     Des Moines
     4200 Corporate Dr.
     Suite 107
     West Des Moines, IA  50266

     Omaha
     10810 Farnam Drive
     Suite 113
     Omaha, NE  68154

     Davenport
     2535 Tech Dr.
     Suite 300, Commerce Exch. Bldg.
     Bettendorf, IA  52722

     Denver
     6300 S. Syracuse Way
     Suite 195
     Englewood, CO  80111

     Fargo
     3100 13th Ave. South
     Suite 304
     Fargo, ND  58103

     Springfield
     2155 East Sunshine
     Suite 101
     Springfield, MO  65804-1816

     Waterloo
     211 E. San Marnan Dr.
     Waterloo, IA  50702

     San Bernadino
     1615 Orange Tree Lane
     Suite 215
     Redlands, CA  92374

     Salt Lake City
     310 E. 4500 South
     Suite 340
     Murray, UT  84121-0501

     Honolulu
     1585 Kapiolani Blvd.
     Suite 922, Ala Moano Pacific Center
     Honolulu, HI  96814

     Spokane
     North 901 Monroe
     Suite 350
     Spokane, WA  99210-2148

     Grand Junction
     744 Horizon Ct.
     Suite 330
     Grand Junction, CO  81506

     San Francisco
     4301 Hacienda Dr.
     Suite 400
     Pleasanton, CA  94588

     Portland
     10220 S.W. Greenburg Rd.
     Suite 415
     Portland, OR  97223-5506

     Sacramento
     2720 Gateway Oaks Dr.
     Suite 200
     Sacramento, CA  95833

     San Diego
     3111 Camino Del Rio N.
     Suite 1333
     San Diego, CA  92108

     Phoenix
     4742 24th Street
     Suite 215
     Phoenix, AZ  85016

     San Jose
     1900 McCarthy Blvd.
     Suite 400
     Milpitas, CA  95035

     Seattle
     13555 S.E. 36th Street
     Suite 350
     Bellevue, WA  98006

     Orange
     765 The City Drive
     Suite 200
     Orange, CA  92668

     Anchorage
     4300 B. Street
     Suite 206
     Anglo Building
     Anchorage, AK  99503

     Appleton
     54 Park Place
     Appleton, WI  54915

     South Bend
     4215 Edison Lakes Parkway
     Suite 140
     Mishawaka, IN  46545

     Columbus
     655 Metro Place South
     Suite 470, Metro V
     Dublin, OH  43017-0792

     Henderson
     618 North Green Street
     Henderson, KY  42420

     Lansing
     2205 Jolly Rd.
     Suite D
     Okemos, MI  48864

     Marshall
     1408 North Michigan
     Marshall, IL  62441

     New Jersey-Central
     101 Interchange Plaza
     Cranbury, NJ  08512


     Huntington
     3425 U.S. Route 60 East
     Barboursville, WV  25504

     Buffalo
     95 John Muir Drive
     Amherst, NY  14228

     Manchester
     4 Bedford Farms
     Bedford, NH  03110

     Harrisburg
     3045 Market Street
     Plaza 55 Complex
     Camp Hill, PA  17011

     Boston South
     Southboro Place - 2nd Floor
     352 Turnpike Rd.
     Southboro, MA  01772

     Boston North
     100 Ames Pond Drive
     Tewksbury, MA  01876

     Portland
     2401 Congress Street
     Portland, ME  04102

     Albany
     5 Pine West Plaza
     Albany, NY  12212

     Roanoke
     5238 Valley Pointe Pkwy.
     Roanoke, VA  24019

     Falls Church
     1650 Tysons Blvd
     Suite 500
     Mclean, VA  22101-9550

     Bristol
     1241 Volunteer Parkway
     Suite 200
     Bristol, TN  37625

     Chattanooga
     6025 Lee Highway
     Suite 443
     Chattanooga, TN  37421

     Decatur
     401 Lee Street
     Suite 500
     Decatur, AL  35602

     Fayetteville
     4317 Ramsey Street
     Suite 300
     Fayetteville, NC  28311

     Athens
     3708 Atlanta Highway
     Athens, GA  30604

     Knoxville
     5500 Lonas Drive
     Suite 260
     Knoxville, TN  37909

     Macon
     5400 Riverside Drive
     Suite 201
     Macon, GA  31210

     Pensacola
     25 W. Cedar Street
     Suite 316
     Pensacola, Fl  32501

     Savannah
     6600 Abercorn Street
     Suite 206
     Savannah, GA  31405

     Tyler
     821 East SE Loop 323
     Suite 300
     Tyler, TX  75701

     Oklahoma City
     4101 Perimeter Ctr Dr.
     Suite 300, Perimeter Center
     Oklahoma City, OK  73112-2304

     Baltimore-East
     Campbell Corporate Center One
     4940 Campell Blvd., Suite 140
     Whitemarsh Business Community
     Baltimore, MD  21236

     Billings
     1643 Lewis Avenue
     Suite 201
     Billings, MT  59102

     Cheyenne
     6234 Yellowstone
     Cheyenne, WY  82009

     Cape Girardeau
     2851 Independence
     Cape Girardeau, MO  63701

     Atlanta -South
     1691 Phoenix Blvd.
     Suite 300
     Atlanta, GA  30349

     Pasadena
     800 East Colorado Blvd.
     Suite 400
     Pasadena, CA  91109

     Colorado Springs
     5575 Tech Center Dr.
     Suite 220
     Colorado Springs, CO  80919

     South Bay
     301 E. Ocean Boulevard
     Suite 1900
     Long Beach, CA  90802

     Ventura
     260 Maple court
     Suite 210
     Ventura, CA  93003

     Las Vegas
     3900 Paradise Road
     Suite 239
     Las Vegas, NV  89109

     Eugene
     1600 Valley River Drive
     Suite 190
     Eugene, OR  97401

     Tupelo
     1 Mississippi Plaza
     Tupelo, MS  38801

     Charleston
     4975 Lacross Road
     Suite 150, Rivergate Center
     North Charleston, SC  29418-6518

     Fort Lauderdale
     4410 N. State Rd #7
     Suite 200, Headway Office Park
     Ft Lauderdale, FL  33319

     Western Carolina
     215 Thompson Street
     Hendersonville, NC  28739-2828

     Ford Motor Credit Company
     Central Collections
     3200 Greenfield
     Suite 280
     Dearborn, MI  48120

     New Orleans
     3330 W. Esplanade Avenue
     Suite 200
     Metairie, LA  70002

     Lafayette
     Saloom Office Park
     Suite 350
     100 Asma Boulevard
     Lafayette, LA  70508

     Shreveport
     South Pointe Centre
     3007 Knight Street
     Suite 200
     Shreveport, LA  71105

     Commercial Lending
     Suite 300
     745 McClintock
     Burr Ridge, IL  60521